Exhibit 5.1

July 11, 2006

Atlas Pipeline Partners, L.P.

311 Rouser Road

Moon Township, PA 15108

Ladies and Gentlemen:

We have acted as counsel to Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Atlas”), in connection with the preparation and filing of a shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Registration Statement”), and the Prospectus of even date herewith contained therein (the “Prospectus”) with respect to the registration, offer and sale by a selling unitholder of up to 2,100,000 common units representing limited partner interests of Atlas (the “Common Units”). In connection therewith, you have requested our opinion as to certain matters referred to below.

In our capacity as such counsel, we have familiarized ourselves with the actions taken by Atlas in connection with the registration of the Common Units. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and the Prospectus, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that:

1.     Atlas is a limited partnership which has been duly formed, is validly existing and is in good standing under the Delaware Revised Uniform Limited Partnership Act.

2.     When sold as set forth in the Registration Statement and the Prospectus, the Common Units will be validly issued, fully paid and non-assessable, except as such nonassessment may be affected by the matters described in the Prospectus under the caption “Our Partnership Agreement—Limited Liability.”

The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act, as currently in effect.

We consent to the reference to this opinion and to Ledgewood in the Prospectus, and to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD

a professional corporation